Exhibit 10.12

1999 STOCK PURCHASE PLAN

OF

TRANSDIGM HOLDING COMPANY

1.      Purpose of Plan

The 1999 Stock Purchase Plan of TransDigm Holding Company and Subsidiaries (the “Plan”) is designed:

(a)    to promote the long term financial interests and growth of TransDigm Holding Company (the “Company”) and its Subsidiaries by attracting and retaining management and personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b)    to motivate personnel by means of growth-related incentives to achieve long range goals; and

(c)    to further the identity of interests of participants with those of the stockholders of the Company through opportunities for stock ownership in the Company.

2.      Definitions

As used in the Plan, the following words shall have the following meanings:

(a)    “Board of Directors” means the Board of Directors of the Company.

(b)    “Committee” means the Compensation Committee of the Board or another committee of the Board designated by the Board to administer the Plan.

(c)    “Common Stock” means the voting common stock of the Company, $0.01 par value per share.

(d)    “Employee” means a person, including an officer, in the regular full-time employment of the Company or one of its Subsidiaries.

(e)    “Fair Market Value” of a share of Common Stock as of a given date shall mean:

(i)    the average of the closing price of a share of Common Stock on the principal exchange on which such shares are then trading, if any (or as reported on any composite index which includes such principal exchange), over the thirty trading days prior to such determination date; or

(ii)   if Common Stock is not traded on an exchange, the average of the mean each day between the closing representative bid and asked prices for a share of Common Stock over the thirty trading days prior to the determination date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or

(iii)    if Common Stock is not publicly traded, the fair market value of a share of Common Stock as determined in good faith by the Board.

(f)    “Grant” means an award of Purchase Stock to a Participant pursuant to the Plan.

(g)    “Participant” means an Employee, consultant, or other person having a unique relationship with the Company or one of its Subsidiaries, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan.

(h)    “Purchase Stock” means shares of Common Stock with restrictions or conditions on the Participant’s right to transfer or sell such stock, offered to a Participant at such price as determined by the Committee; provided, however, that the price of such Purchase Stock may not be less than 50% of the Fair Market Value of the Common Stock on the date such Purchase Stock is offered.

(i)    “Stockholders’ Agreement” shall mean the Management Stockholders’ Agreement, dated as of December 3, 1998, by and among TransDigm Holding Company, Odyssey Investment Partners Fund, LP, and certain employees of TransDigm Inc. listed on Schedule A thereto, as amended from time to time.

(j)    “Subscription Agreement” means an agreement between the Company and a Participant that sets forth certain terms, conditions and limitations applicable to a Grant.

(k)    “Subsidiary” mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.      Administration of Plan

(a)    The Plan shall be administered by the Committee. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power, authority and the discretion to administer, construe and interpret the Plan and Subscription Agreements, to make rules for carrying out the Plan and to make changes in such rules. Any such interpretations, rules, and administration shall be made and done in good faith and consistent with the basic purposes of the Plan.

(b)    The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe.

(c)    The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. Subject to the terms and conditions of this Plan and any applicable Subscription Agreement, all actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.      Eligibility

The Committee may from time to time make Grants under the Plan to such Employees, consultants, or other persons having a unique relationship with the Company or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Subscription Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan. All Grants shall be subject to the Stockholders’ Agreement and it shall be a condition of any Grant that the Participant execute and become a party to the Stockholders’ Agreement.

5.      Limitations and Conditions

(a)    The number of shares of Common Stock available for Grants under this Plan shall be 671 shares of the authorized Common Stock as of the effective date of the Plan. Unless restricted by applicable law, shares of Common Stock related to Grants that are forfeited, terminated, canceled or expire unexercised, shall immediately become available for Grants.

(b)    No Grants shall be made under the Plan beyond five years after the effective date of the Plan, but the terms of Grants made on or before the expiration thereof may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

(c)    Nothing contained herein shall affect the right of the Company or any Subsidiary to terminate any Participant’s employment at any time or for any reason.

(d)    Other than as specifically provided by will or by the applicable laws of descent and distribution or the terms of any applicable trust, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(e)    Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Purchase Stock purchasable or otherwise acquired in connection with any Grant unless and until certificates representing any such Purchase Stock have been issued by the Company to such Participants; provided, however, that no delay in the issuance of certificates due to be issued hereunder representing any such Purchase Stock shall operate to impair or prejudice any Participant’s rights to participate in a corporate transaction providing for the disposition of such Purchase Stock.

(f)    Absent express provisions to the contrary, no Grant under this Plan shall be deemed “compensation” for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a “pension plan” or “welfare plan” under the Employee Retirement Income Security Act of 1974, as amended.

(g)    Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

6.      Adjustments

In the event of any change in the outstanding Common Stock (including an exchange for cash) by reason of a stock split, reverse stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization, reorganization, consolidation, merger, change of control, or similar event, the Committee may adjust appropriately the number and kind of shares subject to the Plan and available for or covered by Grants, and prices related to outstanding Grants, and make such other revisions to outstanding Grants as it deems are equitably required.

7.      Amendment and Termination

The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 6 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant’s consent except as such modification is provided for or contemplated in the terms of the Subscription Agreement and Stockholders’ Agreement. The Board may amend, suspend or terminate the Plan at any time.

8.      Withholding Taxes

The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Purchase Stock that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes.

9.      Effective Date and Termination Dates

The Plan shall be effective on and as of the date of its adoption by the Board and shall terminate five years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 7.

* * * * * * * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of TransDigm Holding Company on                              , 1999.

Executed on this              day of                     , 1999.

                                                         Secretary

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